Exhibit 99.4

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

COHN ROBBINS HOLDINGS CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints [●] and [●] (the “Proxies”), and each of them independently, with full power of substitution, as common stock of Cohn Robbins Holdings Corp. (“CRHC ”), a Cayman Islands exempted company, that the undersigned is entitled to vote (the “Shares”) at the Extraordinary General Meeting of shareholders of the CRHC to be held on [●], 2022, at [●] Eastern Time, virtually over the Internet and at [●] (the “Extraordinary General Meeting ”), and at any adjournments and/or postponements thereof.

The undersigned acknowledges receipt of the enclosed proxy statement/prospectus and revokes all prior proxies for said meeting. Notwithstanding the order in which the proposals are set out herein, CRHC may put the proposals to the Extraordinary General Meeting in such order as it may determine.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF YOU RETURN A SIGNED AND DATED PROXY CARD BUT NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders to be held on [●], 2022.

This notice of Extraordinary General Meeting and the accompanying proxy statement/prospectus are available at: [●]

Please mark vote as indicated in this example	☒

COHN ROBBINS HOLDINGS CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

1. Business Combination Proposal — a proposal to approve, as a special resolution, and adopt by the Business Combination Agreement, dated as of January 20, 2022 (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement” ), by and among Cohn Robbins Holdings Corp., SAZKA Entertainment AG (now known as Allwyn AG), a Swiss stock corporation (Aktiengesellschaft ) (“SAZKA Entertainment” ), Allwyn Entertainment AG, a Swiss stock corporation (Aktiengesellschaft ) (“Swiss NewCo” ), Allwyn US HoldCo, a Delaware limited liability company and a direct, wholly owned subsidiary of Swiss NewCo (“US HoldCo” ) and Allwyn Sub LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of US HoldCo, a copy of which is attached to the proxy statement/prospectus filed in connection with the proposed business combination (the “proxy statement/prospectus”) and the transactions contemplated thereby.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. Adjournment Proposal — a proposal to approve, as an ordinary resolution, to adjourn the Extraordinary General Meeting to a later date or dates to the extent reasonable (i) to ensure that any supplement or amendment to the proxy statement/prospectus is provided to Cohn Robbins’ shareholders, (ii) in order to solicit additional proxies from Cohn Robbins’ shareholders in favor of the Business Combination Proposal, (iii) if Cohn Robbins’ shareholders redeem an amount of Cohn Robbins Class A Shares such that the Available Cohn Robbins Cash Condition (as defined in the proxy statement/prospectus) would not be satisfied or (iv) in order to solicit additional proxies in order to consummate the transactions contemplated by, or for any other reason in connection with, the Business Combination Agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated:	, 2022

Signature

(Signature if held Jointly)

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

The Shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR Proposals 1 and 2. If any other matters properly come before the Extraordinary General Meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.